Press Release

Media Relations Contact: Judy A.E. Dale Vice President, Marketing Communications Credence Systems Corporation Phone: 408-635-4309 FAX: 408-635-4986 E-mail: judy_dale@credence.com

Credence Appoints Industry Veteran John C. Batty

as Chief Financial Officer

MILPITAS, California, January 3, 2005 –– Credence Systems Corporation (Nasdaq: CMOS), a leading provider of test solutions from design to production for the worldwide semiconductor industry, today announced the appointment of John C. Batty as senior vice president of finance and chief financial officer, effective immediately. In his new role, Mr. Batty will report to Credence’s president and chief executive officer, David A. Ranhoff, and assume direct responsibility for all activities related to finance, accounting, investor relations, information technology and facilities. Mr. Batty will work closely with Credence’s former chief financial officer, John R. Detwiler, who will remain with the Company through a transition period.

With more than twenty years of experience, Mr. Batty has an extensive background in financial and corporate management. Prior to joining Credence, Mr. Batty served as chief financial officer, secretary and chief operating officer during his five-year tenure at Network Equipment Technologies, where he returned the Company to revenue growth and profitability, and established effective process and controls for Sarbanes-Oxley compliance. Prior to that, Mr. Batty served as vice president of finance and chief financial officer at Verilink Corporation, treasurer and site controller at Philips Semiconductor, and financial controller at Intel Corporation. Mr. Batty holds a B.A. in economics from the University of New Hampshire and a M.B.A. from the University of Chicago.

“In addition to his strong financial and operations experience, John understands the challenges and opportunities facing the semiconductor equipment industry,” said David A. Ranhoff, president and chief executive officer, Credence Systems Corporation. “John has joined Credence at a critical point in time as we aggressively move forward to return the Company to profitable growth and fully realize the benefits of the NPTest acquisition. We are pleased to have him join the Credence management team.”

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at http://www.credence.com.

Forward-Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our aggressively moving forward to return us to profitable growth and fully realizing the benefits of the NPTest acquisition. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, unanticipated difficulties in returning us to profitable growth and unanticipated difficulties related to the integration of NPTest with us. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. All projections in this release are based on limited information currently available to us, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, since we are only to provide guidance at certain points during the year. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

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Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.